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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 240.14a-12
CHEMTURA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Chemtura Corporation 199 Benson Road Middlebury, CT 06749 Robert L. Wood Chairman, President, and Chief Executive Officer

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Chemtura Corporation to be held at 11:15 a.m. on Wednesday, April 25, 2007, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

        This year you are asked to elect three directors. Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. Alternatively, you may choose to vote by telephone or via the Internet in accordance with the instructions found on your proxy card.

        The Company's fiscal year 2006 Annual Report is being mailed to stockholders herewith, but it is not part of the proxy solicitation material.

Respectfully yours,

Robert L. Wood Chairman, President, and Chief Executive Officer

March 30, 2007

CHEMTURA CORPORATION
199 Benson Road, Middlebury, CT 06749
Notice of 2007 Annual Meeting of Stockholders
Wednesday, April 25, 2007
11:15 a.m. Eastern Time
Sheraton Stamford Hotel
2701 Summer Street
Stamford, Connecticut
AGENDA

  1.
  To elect three directors for a term of one year expiring at the 2008 Annual Meeting of Stockholders; and

  2.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on February 26, 2007 are entitled to notice of the Annual Meeting and may vote at the meeting and any adjournment thereof.

        We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. You may also vote by telephone or via the Internet in accordance with the instructions found on your proxy card. If you attend the meeting, you may vote your shares in person, if you wish.

By Order of the Board of Directors,

Barry J. Shainman Secretary

March 30, 2007

TABLE OF CONTENTS

Proxy Statement	1
About the Meeting	1
Election of Three Directors	4
Board of Directors	6
Corporate Governance	10
Principal Holders of Voting Securities	15
Security Ownership of Management	16
Compensation Discussion and Analysis	18
Organization, Compensation and Governance Committee Report	28
Report of the Audit Committee	29
Officers' and Directors' Compensation	31
Section 16(a) Beneficial Ownership Reporting Compliance	44
Communications with the Board of Directors	44
Mailings to Stockholders	45
Available Information	45
Other Matters	46
Appendix A	A-1
Appendix B	B-1

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or the "Board of Directors") of Chemtura Corporation (the "Company") for use at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held at 11:15 a.m. on April 25, 2007, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, and at any adjournment thereof.

        The Company's Annual Report for the fiscal year ended December 31, 2006, accompanies this Proxy Statement. The Annual Report is not proxy soliciting material, nor is it incorporated herein by reference.

        This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 30, 2007.

ABOUT THE MEETING

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company's stockholders will be asked to vote on the matter listed in the accompanying notice of Annual Meeting, namely:
* the election of Messrs. Martin M. Hale, C. A. (Lance) Piccolo and Bruce F. Wesson as directors.

Stockholders will also transact such other business that may properly come before the meeting. The Company's management will be present at the meeting to report on the Company's performance during 2006 and will answer stockholder questions. Representatives of KPMG LLP, the Company's auditors, will also be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

Q:	Who is entitled to vote?
A:
Stockholders as of the close of business on the record date, February 26, 2007, are entitled to vote their shares of the Company's common stock. Each outstanding share of common stock is entitled to one vote. At the close of business on the record date, there were 241,173,510 shares of the Company's common stock outstanding. The Company has no other voting securities issued and outstanding.

Q:	How many shares must be present to hold the meeting?
A:
A quorum must be present at the meeting for business to be conducted. A quorum is reached when there are present at the meeting, in person or by proxy, the holders of a majority of the shares of the Company's common stock outstanding on the record date. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote, and thus, they will not affect the outcome of any proposal.

Q:	What if a quorum is not present at the meeting?
A:
If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:

* You may vote by mail if you complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

* You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	How many votes does it take to approve the items to be voted upon?
A:
Directors are elected by a plurality of votes. This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.

Q:	Who will count the votes?
A:	The Company's transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes and act as inspector of election at the meeting.

Q:	How are shares in the Chemtura Employee Savings Plan, Chemtura Employee Stock Purchase Plan and Chemtura Dividend Reinvestment Plan voted?
A:
The shares of Company common stock held by the trustee under the Chemtura Employee Savings Plan and in each employee's account under the Chemtura Employee Stock Purchase Plan and Chemtura Dividend Reinvestment Plan will be voted according to each employee's voting instructions. If no instructions are received, the shares in the Chemtura Employee Savings Plan and Chemtura Employee Stock Purchase Plan will not be voted while an individual's shares in the Chemtura Dividend Reinvestment Plan will be voted in the same manner that such person's shares held of record are voted.

Q:	Who is soliciting my vote and who pays the cost?
A:
The Company has retained Mellon Investor Services LLC to assist in the distribution of proxy materials and the solicitation of votes for a fee of $5,000 excluding out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.

Q:	When are the year 2008 stockholder proposals due?
A:
If a stockholder would like a proposal to be included in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than December 3, 2007. If a stockholder wishes to recommend nominees to the Board of Directors, or to bring other business before the 2008 Annual Meeting, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than January 25, 2008, or not later than ten days after notice of the date of the 2008 Annual Meeting is given to stockholders, whichever date is earlier.

Q:	What other information about the Company is available?
A:
Interested parties may request a copy of the Company's Annual Report on Form 10-K and our quarterly financial news releases by fax or through the mail. This and other important information about the Company is also available on our web site at www.chemtura.com.

ELECTION OF THREE DIRECTORS

        In January 2006, the Board of Directors voted to approve, and to recommend to the stockholders that they approve, a proposal to amend the Company's Amended and Restated Certificate of lncorporation to phase out the classification of the Board and to provide instead for the annual election of directors. The stockholders approved the proposal at the 2006 Annual Meeting of Stockholders and those directors previously elected for three-year terms of office will complete their three-year terms, and will be elegible for re-election thereafter for one-year terms at each Annual Meeting of Stockholders. Beginning with the Annual Meeting of Stockholders in 2009, the declassification of the Board will be complete and all directors will be subject to annual election to one-year terms.

        There are currently ten directors in office, three of whom are standing for election as directors whose term will expire at the 2008 Annual Meeting, four of whom are directors whose term will expire at the 2008 Annual Meeting, and three of whom are directors whose term will expire at the 2009 Annual Meeting.

        The Board has nominated the three persons named below to serve as directors whose term will expire at the 2008 Annual Meeting and until their respective successors are elected and have qualified. The nominees are members of the present Board who have served as directors since the respective dates set forth after their names. Messrs. Piccolo and Wesson, as nominees, and Messrs. Crownover, Fox, Headrick and Wood as incumbent directors have previously been elected by the stockholders. Mr. Hale as nominee, and Messrs. Andrews and Nichols previously served as directors of Great Lakes Chemical Corporation and joined the Board of Directors on July 1, 2005, effective with the merger of the Company with Great Lakes Chemical Corporation.

        Mr. Edward P. Garden was appointed a director of the Company, effective January 26, 2007, and will serve as a director until the Annual Meeting of Stockholders in 2009. Mr. Garden is a principal of Trian Fund Management, L.P. ("Trian") and he was appointed with the understanding that Trian would not nominate a slate of directors at the Company's 2007 Annual Meeting of Stockholders.

        Mr. Leo I. Higdon, Jr., resigned as a director, effective July 20, 2006 and Mr. Jay D. Proops retired as a director, effective December 31, 2006.

        If any of the nominees is not available, which is an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

BOARD OF DIRECTORS

Nominees For Director

Directors to serve until the Annual Meeting of Stockholders in 2008

Martin M. Hale, 66, has been a director of the Company since 2005 and is a former director of Great Lakes Chemical Corporation having served from 1978 to 2005 and in the capacity of Chairman of the Board from 1995 to 2000. From 1983 to 2001, Mr. Hale was executive vice president and partner of Hellman Jordan Management Company, Inc., a registered investment advisor. He also serves as a director of Innospec Inc. (formerly known as Octel Corp.) and is a trustee of the Museum of Fine Arts in Boston, MA.

C. A. (Lance) Piccolo, 66, is President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic healthcare consulting firm, Lincolnshire, IL. Prior to the merger of Caremark International Inc. and MedPartners/Mullikin, Inc., he was the Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, Northbrook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. Mr. Piccolo has been a director of the Company, or a predecessor company, since 1988. He also serves as a director of CVS/Caremark Corp. and as a director of Novamed, Inc.

Bruce F. Wesson, 64, is President of Galen Associates, a healthcare venture firm, Stamford, CT and a General Partner of Galen Partners, L.P., Stamford, CT. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Incorporated, an investment banking firm, New York, NY. Mr. Wesson has been a director of the Company, or a predecessor company, since 1980. He also serves as Chairman of the Board of QMed, Inc. and as a director of Acura Pharmaceuticals, Inc. and Derma Sciences, Inc.

Incumbent Directors

Directors to serve until the Annual Meeting of Stockholders in 2008

Nigel D. T. Andrews, 59, has been a director of the Company since 2005 and is a former director of Great Lakes Chemical Corporation having served from 2000 to 2004, and in the capacity of Chairman of the Board from 2004 to 2005. Mr. Andrews was managing director of Internet Capital Group from 2000 to 2001 and served as executive vice president of GE Capital from 1993 to 2000 and prior to that time as vice president and general manager of GE Plastics-Americas and vice president of corporate business development of GE, reporting to the chairman. He also serves as a director of Old Mutual plc., a trustee of Victory Funds, and as a governor of the London Business School.

Robert A. Fox, 69, is the Managing General Partner of Fox Investments L.P., a private investment management company, Reno, NV, and Chairman of AgriCapital Advisors, an advisory board to AgriCapital Corporation, a New York, NY-based firm providing banking, financing and consulting services to the agriculture industry. He is former President and Chief Executive Officer of Foster Farms, a privately held, integrated poultry company, Livingston, CA. Mr. Fox has been a director of the Company, or a predecessor company, since 1990. He also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., the New Perspective Fund and the New World Fund, Inc. He also serves as a trustee of the Euro-Pacific Growth Fund.

Mack G. Nichols, 68, retired in 1998 as president, chief operating officer and director of Mallinckrodt Inc., a diversified chemical and healthcare company. Mr. Nichols served as a director of Great Lakes Chemical Corporation from 1998 to 2005, and has been a director of the Company since 2005. He currently serves as president for Habitat for Humanity of Eagle and Lake counties, CO, and has previously served as chairman of the Metropolitan St. Louis YMCA, as a board member for the St. Louis Art Museum and as a member of the Chancellor's Council for the University of Missouri—St. Louis.

Robert L. Wood, 52, is President and Chief Executive Officer of the Company since January 2004 and Chairman since April 2004. Previously, Mr. Wood served for 27 years with The Dow Chemical Company, Midland, MI, in a variety of executive capacities, most recently as business group President for Thermosets and Dow Automotive. He also serves as a director of Praxair, Inc. and the Jarden Corporation, is past Chairman and current member of the Board of Big Brothers and Big Sisters of America, Treasurer and member of the Board and Executive Committee of USA gymnastics, a member of the NCAA Leadership Advisory Board and Vice Chairman of the American Chemistry Council.
Directors to serve until the Annual Meeting of Stockholders in 2009

James W. Crownover, 63, retired in 1998 as a director of the global management consulting firm of McKinsey & Company. During his 30-year career with McKinsey, Mr. Crownover served as managing director and head of its southwest practice. Mr. Crownover served as a director of Great Lakes Chemical Corporation from 2002 to 2005, and has been a director of the Company since 2005. He also serves as a director of Weingarten Realty Investors, Allied Waste Industries and FTI Consulting, Inc. Mr. Crownover serves as Chairman of the Board of Trustees of Rice University and a trustee of St. John's School as well as a director of the Houston Grand Opera and Project Grad.

Edward P. Garden, 45, is the Portfolio Manager and a founding partner of Trian Fund Management, L.P., a New York based investment management firm. Mr. Garden is also a director and Vice Chairman of Triarc Companies, Inc. ("Triarc"), New York, NY, a holding company that owns Arby's Restaurant Group, Inc. and is in the asset management business through Deerfield Capital Management LLC ("Deerfield"). Mr. Garden serves as a director of Deerfield, which had over $13 billion in assets under management as of December 31, 2006. Prior to joining Triarc, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group and prior to that was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and previously Co-Head of Equity Capitals Market.

Roger L. Headrick, 70, is the Managing General Partner of HMCH Ventures, a private investment company, Wayzata, MN and the President and Chief Executive Officer of ProtaTek International, Inc., a biotechnical animal vaccine company, St. Paul, MN. Mr. Headrick is the former President and Chief Executive Officer of the Minnesota Vikings Football Club, Inc., Eden Prairie, MN. Mr. Headrick has been a director of the Company, or a predecessor company, since 1988. He also serves as a director of CVS/Caremark Corp.

        The affirmative vote of the holders of a plurality of the shares that are present in person or represented by proxy at the meeting is required to elect directors.

        The Board of Directors recommends a vote FOR the election as directors of the persons named herein, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically withhold authority to vote for any individual nominee.

        The Board of Directors has determined that Messrs. Andrews, Crownover, Fox, Garden, Hale, Headrick, Nichols, Piccolo and Wesson are independent directors and that no independent director of the Board has a material relationship with the Company. The Company has made this determination pursuant to applicable New York Stock Exchange listing standards. The Board has received a certification from each independent director that neither he nor any member of his immediate family, has a relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

CORPORATE GOVERNANCE

Role of the Board of Directors

        The Board of Directors of the Company is elected by the stockholders with the responsibility to oversee and direct the management of the Company so as to enhance stockholder value. The Board works with management to select and approve a corporate philosophy and mission, and in connection therewith the Board reviews, approves and monitors management's strategic and business plans and the Company's financial objectives, plans and actions. The Board approves the Company's material transactions, significant capital allocations and expenditures and measures the performance of management in relation to the performance of peer companies and the specialty chemical industry as a whole. The Board also periodically reviews the performance of the Chief Executive Officer.

        The Board adopts policies of corporate conduct, including compliance with applicable laws and regulations, auditing and accounting principles and financial controls, and the Company's own governing documents. The Board assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law or assigned to the Board in the Company's governing documents.

Role of the Organization, Compensation and Governance Committee

        The Organization, Compensation and Governance Committee makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

        The Organization, Compensation and Governance Committee also makes an annual assessment of the performance of the Board, reviews the Board's Corporate Governance Principles, recommends with the advice of an outside compensation consultant the compensation of directors, the Chief Executive Officer and other senior management, and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for orderly succession of the top management of the Company.

Board Meetings Held

        The Board of Directors held five regular meetings and one special meeting during 2006. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served in 2006. It is the Company's policy that directors attend all meetings of the Board of Directors and the Company's Annual Meeting of Stockholders. All directors attended the 2006 Annual Meeting of Stockholders.

Independent Co-Lead Directors

        The Board of Directors appointed Messrs. Roger L. Headrick and C. A. Piccolo as independent co-lead directors in April 2003. Messrs. Headrick and Piccolo preside at the Board's regular executive sessions in which the non-management directors meet without the Chief Executive Officer or management participation.

Board Committees

        The Board has established four committees to assist it in the discharge of its responsibilities. Committee membership is limited to directors who are not employees of the Company.

Committee Membership
Name	Audit	Finance and Pension	Organization, Compensation and Governance	Environment, Health and Safety
Nigel D. T. Andrews		*	x
James W. Crownover			x	x
Robert A. Fox	x			x
Edward P. Garden		x	x
Martin M. Hale	x	x
Roger L. Headrick		x	*
Leo I. Higdon, Jr.		*	x
Mack G. Nichols		x		*
C.A. (Lance) Piccolo	x		x
Jay D. Proops	x	x
Bruce F. Wesson	*			x
No. of Meetings in 2006	13	3	4	2

*    Chairman of the Committee

  Audit Committee

        The Audit Committee meets periodically with the Company's management to review the Company's risk assessment and risk management policies and major financial risk exposures and with the independent auditor to review the scope of the annual audit, provides general oversight with respect to the adequacy and effectiveness of the Company's internal administrative business process and accounting principles employed in the Company's financial reporting, and reviews the Company's quarterly reports on Form 10-Q and annual report on Form 10-K prior to their filing with the Securities and Exchange Commission. The Audit Committee also selects the independent auditor after discussion with the Board, evaluates the auditor's qualifications, independence and performance, has responsibility for approving all audit and non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee also reviews earnings press releases and financial information and earnings guidance provided to rating agencies, establishes procedures for handling complaints about accounting and auditing matters, and periodically reviews the Company's Code of Business Conduct and Ethics.

        The separately designated standing Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the members of the Audit Committee are listed in the above table.

        The Board of Directors has determined that Mr. Bruce F. Wesson, the Chairman of the Audit Committee, meets the requirements of audit committee financial expert and that Mr. Wesson is independent under applicable NYSE and Securities and Exchange Commission rules. The Audit Committee's report relating to the 2006 fiscal year appears below beginning on page 29.

  Organization, Compensation and Governance Committee

        The Organization, Compensation and Governance Committee is responsible for the administration of the Company's compensation plans, including approval of the level of compensation for senior executive officers named in the proxy statement and adoption of bonus and deferred compensation plans and arrangements for executive officers. The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and sets his compensation based on this evaluation. For a more detailed discussion of the Company's processes and procedures for the consideration and determination of compensation, see "Compensation Discussion and Analysis" below. The Committee also makes recommendations with respect to the organization, size and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession of the top management of the Company. The Committee makes an annual assessment of the performance of the Board and reviews its Corporate Governance Principles.

  Finance and Pension Committee

        The Finance and Pension Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk management policy and strategy.

  Environment, Health and Safety Committee

        The Environment, Health and Safety Committee (formerly known as the Safety, Health and Environment Committee) provides guidance to and oversight of management with respect to safety, health and environmental matters, including the review of the Company's safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The Committee also recommends actions and policies that will enable the Company to achieve a high level of safety, health and environmental performance compared with its peers in the chemical industry and to maintain good relations with the Company's neighbors.

        A copy of the Charters of the Organization, Compensation and Governance Committee and the Audit Committee are attached as Appendix A and Appendix B, respectively, to this Proxy Statement and each Charter is available on the Company's website at www.chemtura.com.

Stockholder Recommendations of Director Nominees

        The Organization, Compensation and Governance Committee will consider qualified candidates recommended by stockholders for Board membership in accordance with the procedure set forth in the Company's By-laws. Any stockholder entitled to vote in the election of directors may recommend one or more persons for election as a director at a meeting if written notice of such stockholder's intent to make such recommendation or recommendations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, whichever is earlier. Notwithstanding the foregoing sentence, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall be considered timely, but only with respect to nominees for new positions created by such increase, if delivered to the Secretary not later than the close of business on the tenth day following the date on which such public announcement is first made by the Company. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the recommendation and of the person or persons to be recommended; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting having a value of at least $1,000 and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or undertakings between the stockholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee recommended by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each recommended nominee to serve as a director of the Company, if so elected. The candidates recommended by stockholders will receive the same consideration that candidates recommended by the Committee will receive.

        The Company's Corporate Governance Principles require that all candidates for Board membership, whether proposed by a stockholder or otherwise, possess the following qualifications: (i) unquestionable personal and professional ethics and integrity; (ii) policy-making experience in business, education, technology or government; (iii) expertise that is useful to the Company and complementary to that of other Board members; (iv) a willingness to serve on the Board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all Board and applicable committee meetings; (v) a commitment to represent the best interests of all stockholders and to objectively appraise the performance of the Company and of management; and (vi) involvement only in activities that do not create a conflict with the director's responsibilities to the Company and its stockholders. The Company uses an outside consultant to assist in identifying and evaluating potential nominees to the Board.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Company's outstanding common stock as of December 31, 2006:

	Shares Beneficially
Name and Address			Percent of Class
	Owned
FMR Corp.	35,410,021	(1)	14.7%
82 Devonshire Street Boston, MA 02109
Lord, Abbett & Co. LLC	20,150,315	(2)	8.4%
90 Hudson Street Jersey City, NJ 07302
Wellington Management Company, LLP	15,671,100	(3)	6.5%
75 State Street Boston, MA 02109
Brandes Investment Partners, L.P.	13,009,583	(4)	5.4%
11988 El Camino Real, Suite 500 San Diego, CA 92130
T. Rowe Price Associates, Inc.	12,055,663	(5)	5.0%
100 East Pratt Street Baltimore, MD 21202
(1)
FMR Corp. has advised the Company that it has sole voting power for 1,143,759 shares and sole dispositive power for 35,410,021 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp, is the beneficial owner with respect to 34,852,121 of the shares listed above, as a result of acting as investment advisor to various investment companies.

(2)
Lord, Abbett & Co. LLC has advised the Company that it has sole voting power for 19,494,615 shares and sole dispositive power for 20,150,315 shares.

(3)
Wellington Management Company, LLP has advised the Company that it has shared voting power for 5,499,300 shares and shared dispositive power for 15,584,400 shares.

(4)
Brandes Investment Partners, L.P. has advised the Company that it has shared voting power for 9,797,861 shares and shared dispositive power for 13,009,583 shares.

(5)
T. Rowe Price Associates, Inc. ("Price Associates") has advised the Company that it has sole voting power for 2,132,108 shares and sole dispositive power for 12,055,663 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF
MANAGEMENT

        The directors and the executive officers of the Company have advised the Company that they were directly or indirectly the beneficial owners of outstanding common stock of the Company at the close of business on February 26, 2007, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated. The table also shows the number of shares credited to the individual's account under the Directors Deferred Compensation Plan ("Deferred Compensation Plan"), Directors Restricted Stock Plan ("Restricted Stock Plan"), the Dividend Reinvestment Plan ("DRIP") and stock options exercisable within 60 days of February 26, 2007 ("Exercisable Options")

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Exercisable Options		Deferred Compensation Plan	DRIP	Restricted Stock Plan
Robert L. Wood	345,628	(2)	883,334
Nigel D. T. Andrews	7,947		31,677				14,748
James W. Crownover	7,558		31,677				14,748
Robert A. Fox	38,562		66,138		31,824	2,453	32,690
Edward P. Garden	8,246,300	(3)	2,084,238	(3)			6,219	(3)
Martin M. Hale	578,319	(4)	36,123				14,748
Roger L. Headrick	53,000		66,138		34,244	3,826	34,415
Leo I. Higdon, Jr.			66,138
Mack G. Nichols	5,780		36,123				14,748
C. A. (Lance) Piccolo	6,565		74,367		25,324	3,425	32,877
Jay D. Proops	103,237	(5)	36,123
Bruce F. Wesson	3,235		73,593		43,986		18,738
Karen R. Osar	73,629	(6)	100,966
Marcus Meadows-Smith	18,544	(7)	85,633
Lynn A. Schefsky	26,470	(8)	59,068
Gregory E. McDaniel	28,948	(9)	63,134
Directors and Executive Officers as a Group (20 persons)	9,591,597	(10)	3,923,705		135,378	9,704	183,931
(1)
Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

(2)
Includes 2,294 shares held under the Chemtura Corporation Savings Plan (the "Savings Plan"), and 12,459 shares held under the Chemtura Corporation Supplemental Savings Plan (the "Supplemental Savings Plan"), as to which Mr. Wood has voting but no investment power.

(3)
Mr. Garden is a founding partner and principal of Trian Fund Management, L.P., ("Trian"), an investment management firm which through a series of related companies ("Related Companies") owns 8,246,300 shares of the Company's common stock. Mr. Garden is a managing member of the Related Companies and therefore is in a position to determine the investment and voting decisions made by the Related Companies. Accordingly, Mr. Garden may be deemed to indirectly beneficially own the shares benefically owned by the Related Companies. In addition, various Related Companies have entered into a series of privately negotiated back-to-back call and put transactions with a counterparty through which the Related Companies acquired an economic interest in 2,084,238 shares of the Company's common stock. The call options are exercisable by the Related Companies into shares at any time, in whole or in part, prior to their expiration date (July 1, 2007 with regard to 1,666,400 shares and January 16, 2009 with regard to 417,838 shares.) Mr. Garden received 6,219 restricted stock units in lieu of receiving a portion of his cash compensation for service as a member of the Board of Directors. Mr. Garden disclaims beneficial ownership of all the above-referenced shares and restricted stock units except to the extent of his pecuniary interest therein.

(4)
Includes 212,138 shares held under the C.S. Hale Trust as to which Mr. Hale has sole voting and investment power, and 4,446 shares held under the Hale Family Trust, as to which Mr. Hale has neither voting nor investment power, and as to which he disclaims beneficial ownership.

(5)
Includes 50,244 shares held in a family limited partnership account as to which Mr. Proops has shared voting and investment power.

(6)
Includes 582 shares held under the Savings Plan as to which Ms. Osar has voting but no investment power.

(7)
Includes 4,419 shares held under the Savings Plan and 8,237 shares shares held under the Supplemental Savings Plan as to which Mr. Meadows-Smith has voting but no investment power.

(8)
Includes 6,956 shares held under the Savings Plan and 7,619 shares held under the Supplemental Savings Plan as to which Mr. Schefsky has voting but no investment power, and 351 shares held by his son.

(9)
Includes 8,038 shares held under the Savings Plan, 11,239 shares held under the Supplemental Savings Plan and 3,849 shares held under the Chemtura Corporation Stock Purchase Plan ("Stock Purchase Plan") as to which Mr. McDaniel has voting but no investment power.

(10)
Includes 31,183 shares held under the Savings Plan and 39,554 shares held under the Supplemental Savings Plan each as to which they have voting but no investment power; 6,249 shares held under the Stock Purchase Plan, as to which they have voting but no investment power; 216,584 shares held under family trusts, as to which 212,138 shares have sole voting and investment power, and 4,446 shares have no voting or investment power and as to which beneficial ownership is disclaimed; 50,244 shares held under a family limited partnership as to which voting and investment power is shared; and 351 shares owned by a child. Directors and executive officers as a group are deemed to be the beneficial owner of 5.7% of the outstanding shares of the Company's common stock. No director or officer is deemed to be the beneficial owner of one percent or more of the outstanding shares of the Company's common stock, except Mr. Edward P. Garden who may be deemed to own 4.3% of the Company's Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

  •
  The Company's compensation philosophy and objectives;

  •
  The compensation setting process;

  •
  The components of our executive compensation program; and

  •
  Compensation decisions for 2006

Executive Compensation Philosophy and Objectives

        The compensation program for the Company's executive officers is administered consistent with a pay for performance philosophy designed to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. In addition, a significant portion of each executive officer's compensation is realized upon the creation of shareholder value.

        The goals and objectives of the Company's executive compensation program are to:

  •
  Attract and retain talented executives;

  •
  Motivate executives to deliver strong business results in line with shareholder expectations;

  •
  Foster and drive a results-oriented culture; and

  •
  Align executive interests with shareholder interests by encouraging executives to earn and own Company stock.

Process for Setting Compensation

        Oversight for executive and director compensation is provided by the Organization, Compensation and Governance Committee (the "Committee") of the Company's Board of Directors. The Committee engages the services of an outside compensation consultant from Towers Perrin to obtain independent advice and to review the competitiveness of the Company's compensation program. The competitive data are drawn from broad external data and the consultant's database of companies in the chemical industry that it considers an appropriate group of companies against which to compare the Company for compensation purposes.

        In 2006, the Company's management prepared an analysis of the competitive compensation environment using the Hay Group and Towers Perrin databases covering the chemical industry in the U.S. and the Mercer Human Resource Consulting and Towers Perrin databases covering general industry in the U.S. Mercer's general industry database included 2,510 companies across all of the industries represented in its database. Towers Perrin's general database included 372 companies across all of the industries represented in the database. Hay's chemical industry databases included seventy companies in the chemicals industry, including Chemtura, as well as nine of the eleven companies in the Compensation Practices Comparator Group described below. Towers Perrin's chemical industry database included twenty-eight companies in the chemicals industry, including Chemtura as well as eight of the eleven companies in the Compensation Practices Comparator Group described below.

        The results drawn from this group are adjusted up or down primarily to account for differences in revenue and to take into account Chemtura's scope of operations relative to other companies. For purposes of making shareholder return comparisons in Chemtura's Annual Report on Form 10-K, the Committee uses an index focused on the specialty chemicals industry, based on its belief that an industry index is an appropriate peer group for investment comparisons. The companies chosen for the shareholder return comparisons are not necessarily those represented in the Compensation Practices Comparator Group. The Committee believes that the Company's competitors for executive talent are a broader group of companies than those represented in the investment comparison.

Compensation Practices Comparator Group

        Chemtura reviews publicly disclosed compensation practices from a group of companies that are primarily drawn from the specialty chemicals industry. The group of companies in the Compensation Practices Comparator Group is generally consistent from year to year. Companies are replaced in the event mergers or their size or business mix make it such that a comparison of such company with Chemtura is no longer appropriate.

        The companies that are currently part of the Compensation Practices Comparator Group are:

Albemarle Corporation	Hercules Incorporated
Cabot Corporation	The Lubrizol Corporation
Cytec Industries, Inc.	Lyondell Chemical Company
Eastman Chemical Company	PPG Industries, Inc.
FMC Corporation	Praxair, Inc.
Rohm and Haas Company

2006 Components of Executive Compensation

        For 2006, the principal components of compensation for the Company's named executive officers were:

  •
  Cash base salary;

  •
  Cash performance-based annual incentive compensation;

  •
  Long-term equity incentive compensation;

  •
  Savings plans and other benefits; and

  •
  Perquisites and other personal benefits.

        The mix of these components is designed to provide competitive levels of fixed compensation (i.e., salary) and incentive compensation which varies based on Company, business unit or individual performance or the performance of the Company's common stock. Consequently, base salaries (or fixed compensation) for the named executive officers represent approximately 18-34% of annual compensation, and incentive compensation, both annual and long-term, represents approximately 56-82% of total compensation. The mix between annual and long-term incentives, as well as between cash and equity, is determined based on competitive practice and the Company's desire to focus first on maximizing long-term Company performance and shareholder value and second on annual Company performance. As a result, long-term incentives (stock options and restricted stock) generally represent 40-63% of annual compensation, and annual incentives (cash bonus) generally represent 18-21% of total compensation, with stock options and performance based vesting restricted stock making up the balance of long-term incentive pay. The incentive program for the Chief Executive Officer is described in the "Compensation of Chief Executive Officer" section below.

        The compensation program targets are at the median (50th percentile) of the competitive market for cash base salary, cash performance-based annual variable compensation and long-term equity incentive compensation. In determining the "competitive market," the Committee reviews broad external information developed from widely available external survey sources of companies of similar size as determined by revenue, companies of the same industry and as available, compensation practices of companies that are included in the Compensation Practices Comparator Group.

        The Committee believes differentiation in pay based on performance for all types of compensation, including individual salary levels, annual variable compensation and longer-term variable compensation supports the goals of the Company's executive compensation program described above. A summary of each type of compensation is provided below.

Cash Base Salary

        The Company provides named executive officers and others with base salary to compensate them for services rendered throughout the year. Base salary ranges for named executive officers are determined for each executive based on external market data concerning base salaries paid to persons in similar positions in the external marketplace. Each position is market priced and a range around the median between the 25th percentile and 75th percentile is established for each position.

        In conducting its review of base salaries for executives, the Committee considers:

  •
  Market data provided by its outside consultants;

  •
  Internal review of the executive's compensation relative to others on the executive team; and

  •
  Individual performance of the executive.

        Salary levels are reviewed annually as part of the Company's annual performance management process as well as upon promotions or other significant changes in job responsibility. At the January 2006 meeting, the Committee reviewed management's recommendation for the base salaries of each executive. Actual merit increases were recommended by management to the Committee based on the competitive compensation analyses described above and management's determination of the officer's performance, except that management made no recommendation with respect to the CEO's base salary level. Generally, the Committee found that the salaries of executive officers were within the competitive salary range as determined by the Company's external compensation consultant. The Committee approved salary adjustments for the executive officers based on their individual performance and their salaries relative to those in the external market.

Cash Performance—Based Incentive Compensation

        The Chemtura (Crompton) Corporation 2005 Short-Term Incentive Plan (STIP) was approved by shareholders in 2005. This plan gives the Committee the authority to develop cash or stock based one-year incentive plans that are designed to enable the Company to attract, retain, and motivate key employees of outstanding ability by focusing such key employees on pre-established, objective performance goals and by providing such key employees with opportunities to earn financial rewards based on the achievement of such performance goals. The Company has approximately 400 key employees (inclusive of the named executive officers) who are eligible for annual rewards under this program.

        The Management Incentive Plan (MIP) is an annual cash incentive plan under the STIP. The MIP provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to the Committee's oversight and approval. At its January 2006 meeting, the Committee determined the MIP design and goals for the year and approved the group of employees eligible to participate in the MIP for 2006. Incentive opportunities under the MIP are based on measures that have an impact on the Company's performance. Target award opportunity amounts are equal to a percentage of base salary and ranged from 55% of base salary to 100% of base salary for the Company's named executive officers. These target levels are set based on a review of target levels for similar positions obtained from external survey data and internal equity within Chemtura.

        The target levels of annual incentive compensation are calibrated with challenging but achievable performance goals. The relationship between pay and performance is leveraged so that an executive officer's performance which significantly exceeds expectations will be rewarded with incentive pay well above competitive levels (i.e., at the 75th percentile or above). Similarly, performance that does not meet expectations will reduce incentive payments substantially. There will be no incentive payments if minimum performance levels are not achieved.

        For 2006, funding for the named executive officer's awards was based on two components:

  •
  2/3 of funding based on Net Income After Taxes (NIAT) results against a scale set at the beginning of the year; and

  •
  1/3 of funding based on a roll up of Operating Income (OI) of all of the Chemtura business units against a scale set at the beginning of the year.

        Minimum threshold levels of performance are set at 70% of the target level of performance, and below this threshold level that component of the awards will not be funded. Once performance above this threshold level is met, funding occurs such that below-target performance is partially funded and above-target performance may be rewarded at a level as high as two times target. Once funding for the program has been established, individual awards are allocated first on the basis of the target award opportunity as a percentage of base salary discussed above. Actual individual payouts are subject to an assessment of individual performance relative to goals and commitments that were made in the beginning of the year. On the basis of this assessment of performance, an individual performance factor that may range between 0 and 1.5 is multiplied by the individual target to determine a final individual payout.

        In 2006, the Company made continued progress toward building a portfolio of high-performing businesses. Substantial improvement in profitability was achieved in several business segments and divestiture decisions were reached for underperforming units; notably Rubber Chemicals and EPDM Elastomers. In addition, we refinanced costly high-yield debt at investment grade rates. We were disappointed by the performance of our non-flame retardant Plastic Additives business and we are taking positive actions to ensure that we regain volume and higher profitability in this business. The Company's management made significant progress in improving performance at the Company in 2006 and positioning the business for future favorable performance.

        In spite of its progress in resolving business issues, the Company did not meet financial goals established for 2006 under the 2006 MIP. Results for both Net Income After Taxes and Operating Income were below the threshold levels of performance that would have generated a payout for either measure. As a result, there were no MIP awards to executive officers, including the named executive officers, for 2006. Based on the positive performance of several of the Company's business segments, performance-based bonuses were paid to some 2006 MIP participants in those businesses.

Long-Term Equity Incentive Compensation

        During 2006, shareholders approved the 2006 Chemtura Corporation Long-Term Incentive Plan (the "2006 LTIP"). This plan provides for stock incentive grants to employees and directors and ensures appropriate oversight of authorized shares by the Committee. This plan gives the Committee the authority to grant equity-based incentives including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance stock, and cash-based long-term incentives to employees and members of the Board of Directors. The 2006 LTIP replaced the Crompton (Chemtura) Corporation 1998 Long Term Incentive Plan. This plan was due to expire in 2008, but was cancelled early upon shareholder approval of the 2006 LTIP. Awards under the plan require the approval of the Committee. In the case of equity awards to insiders subject to Section 16(b) of the Securities Exchange Act of 1934, specific Committee approval of individual awards is required. Equity awards to other employees are made from pools authorized by the Committee with actual individual grants to these employees determined by the Chief Executive Officer.

        The Committee regularly reviews the group of employees who are eligible to receive annual stock options or other equity grants. The Company believes that participation in these programs should primarily be limited to executives and other Company leaders, but recognizes that it may be appropriate in certain circumstances to grant options and restricted stock to reward performance and leadership by other employees or for purposes of attracting or retaining individual employees.

        The Company awards a mix of stock option grants and performance-based restricted stock to executive officers and other employees. The allocation between stock options and restricted stock is designed to provide a balance at approximately 50% to each category, based on an estimated value of each type of equity grant. Utilizing a mix of both types of grants takes advantage of alignment with shareholder rewards tied to stock price increases (or potential losses tied to stock value decreases) and reduces the dilution that would occur if stock options alone were used for equity grants.

Stock Option Program

        The primary objectives of the stock option program are to:

  •
  Create a link between increased shareholder value and executive incentive compensation;

  •
  Provide an opportunity for increased share ownership among Company executives;

  •
  Provide the Company with a retention vehicle for key executives; and

  •
  Maintain competitive types and levels of total compensation.

        All stock option grants made in 2006 were awarded at the fair market value of a share of the Company's stock at the time of the award. The fair market value was determined based on the average of the high and low trading prices of a share of stock on the day of the grant. (At the February 2007 meeting, the Committee determined that future grants will be made equal to the closing price of a share of stock on the day of grant.) Annual grant awards are recommended by management

(other than for the Chief Executive Officer) and are made by the Committee generally at the Committee's February meeting. In 2006, due to scheduling conflicts, this meeting was held in early March. Chemtura executives do not participate in selecting the grant date and the Company does not time option grants with the release of material non-public information. Stock option awards to executive officers are promptly announced via the filing of a Form 4 with the Securities and Exchange Commission. In 2006, the Committee also granted stock options and restricted stock to executive officers, other than the Chief Executive Officer, on the day of its January meeting as a reward for the effort and accomplishment achieved by the management team with regard to the merger of Great Lakes Chemical Corporation and Crompton Corporation. The Chief Executive Officer was granted merger-related stock options in addition to his regular stock option grant at the March 2006 Committee meeting.

Restricted Stock Program

        The primary objectives of the restricted stock program are to:

  •
  Focus Company management on driving increased shareholder value over the three-year cycle described below;

  •
  Provide an opportunity for increased share ownership among Company executives;

  •
  Provide the Company with a retention vehicle for key executives; and

  •
  Maintain competitive types and levels of total compensation.

        Restricted stock grants are generally awarded in combination with stock option grants. In 2006, the Committee made two restricted stock grants to executive officers. Only one restricted stock grant was made to the Chief Executive Officer. At the January meeting, the Committee granted time-based restricted stock grants vesting 50% each year for two years beginning on the first anniversary of grant. At its March meeting, the Committee granted performance-based restricted stock with vesting of such restricted stock tied to the achievement of Chemtura stock price milestones met and sustained for fifteen consecutive trading days during the three year period from 2006 through 2008. Each named executive officer, including the Chief Executive Officer, participated in this grant.

        The full target level of shares is scheduled for vesting when the stock price reaches and remains (for fifteen consecutive trading days) at a price equal to two times the closing price on the last trading day of 2005 or $25.40. In addition, should the stock price continue to grow beyond the target of two times the closing price on the last trading day of 2005, additional shares may be awarded at the end of the three-year period. Shares earned under this program will pay out in 2008 and 2009. None of this performance-based restricted stock vested in 2006. Grants to 250 other leaders outside the named executive group were made under the same program for stock price performance during the years 2006 through 2008.

Savings Plans

        Executive officers participate in the Chemtura Savings Plan, a 401(k) qualified savings plan generally available to all U.S.-based Chemtura employees. This plan includes a flat Company contribution in the amount of 3% of each employee's salary and annual incentive bonus, up to qualified levels. In addition, plan participants including executives, receive a dollar-for-dollar match for the first 6 percent of such participant's personal contributions up to qualified levels. Executive officers may also participate in the Company's Supplemental Savings Plan. This program is designed to provide benefits similar to those benefits as available in the Chemtura Savings Plan for amounts earned in base salary or annual incentive bonus that are above the qualified levels mentioned above. These savings plans are the only retirement programs made available to Chemtura executives. The Company does not provide any of these individuals with pension coverage. Chemtura offers these programs to its executive officers as well as other U.S.-based employees to provide competitive compensation opportunities similar to those that are commonly made available by other companies of similar size or in similar industries.

Perquisites and Other Personal Benefits

        In 2006, Chemtura executives participated in several perquisite programs including Company provided leased vehicles, personal financial planning and, in some cases, paid club memberships. Tax gross-ups were provided on these expenses. In order to provide greater consistency with respect to perquisites provided to members of the executive team, to limit the Company's expense in this area and to provide executives with the maximum amount of personal choice, Chemtura will provide its executives with a perquisite allowance beginning on January 1, 2007. For named executives other than Mr. Wood, the amount of the perquisite allowance will be $32,000 per year and will not be subject to tax gross-up. (Mr. Wood's perquisite allowance is described under "Compensation of Chief Executive Officer" below.) These perquisite allowances will replace eligibility for reimbursement of individual expenses for perquisites. For executives who currently have leased vehicles, perquisite allowances will be reduced by the amount of the lease value until the expiration of the lease agreement.

Stock Ownership Guidelines

        The Company believes that stock ownership by management and incentive compensation plans tied to the performance of Company stock align the interests of management and other stockholders in the enhancement of shareholder value. To that end, the Company has adopted stock ownership goals for its executive officers which range from five times base salary for the Chief Executive Officer to two or three times base salary for the remaining executive officers. Each of the named executive officers is subject to a three times base salary ownership target. The Company's guidelines support this principle and the Committee will review them periodically to ensure they are appropriate given prevailing marketplace conditions. The Committee's expectation is that requirements will be met within five years of hire or promotion to an eligible position. As of the last trading day of 2006, Mr. Wood and Ms. Osar have both exceeded their ownership targets of five times base salary and three times base salary, respectively. All of the named executive officers are within the five-year period to achieve their ownership requirements and each of the remaining individuals is expected to do so within the 5 year period. At this time, there are no penalties for failing to achieve ownership requirements.

Tax and Accounting Impacts of Executive Compensation

        The Committee's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has submitted qualified plans to stockholders, however, the Committee has occasionally taken actions that result in non-deductible compensation and may do so again in the future if it determines that such actions are in the Company's best interests. During 2005, shareholders approved the Chemtura (Crompton) Corporation 2005 Short-Term Incentive Plan, a plan qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and designed to maximize the deductibility of performance-based compensation.

        The Company adheres to the requirements of Code Section 409A with regard to deferred compensation and has structured severance agreements in line with those requirements to avoid the incurrence of excise taxes and other penalties.

        As of January 1, 2006, the Company has adopted Financial Accounting Standards Board Statement No. 123, Share-Based Payment, as revised and is expensing the cost of stock options and restricted stock during the vesting period. For stock options vesting during this period and for the 2006-2008 LTIP, the Company is expensing the fair value of these programs. The Company recognizes that in the event that this compensation does not vest or result in value provided to employees, that it will not be permitted to reverse the expense except in the case of forfeiture due to termination of employment before vesting.

        The named executives are all participating in Change in Control agreements which are designed to avoid penalties under Code Section 280G.

Compensation of Chief Executive Officer

        The Committee reviews and approves the goals and objectives relevant to the Chief Executive Officer's compensation and annually evaluates the Chief Executive Officer's performance in light of those goals and objectives. In 2006, the base salary, incentive compensation, and stock option and restricted stock awards for the Chief Executive Officer were determined by the Board of Directors based on the recommendations of the Committee using the principles outlined above. Mr. Wood received a base salary at an annualized rate of $870,000 during the first 3 months of 2006.

        In addition, Mr. Wood received non-qualified stock options for 550,000 shares and 110,000 shares of performance-based restricted stock. Three hundred thirty thousand (330,000) of these options were granted as part of Mr. Wood's annual equity grant and the remaining options and performance-based shares were granted as a reward for integration activities related to the Great Lakes and Crompton merger. The stock options were granted at the average of the high and low trading price on the day of grant and vest in equal parts over three years. The performance based restricted stock vests upon achievement and maintenance of designated Chemtura share values that are realized and maintained for a period of time. Shares earned under this program will pay out in 2008 and 2009. No shares vested under this plan in 2006.

        Performance-based shares were also granted during 2005. Vesting for shares awarded under this plan is tied to the accomplishment of Chemtura stock price milestones met and sustained for ten consecutive trading days during 2005 through 2007. The full target level of shares vests when the stock price achieves and maintains a price for ten consecutive trading days that is equal to two times the closing price on the last trading day of 2004. Based on target stock values realized and maintained for ten consecutive trading days in 2005, 40% of the restricted stock grant vested in 2007. Depending on the share value in 2007 relative to preset targets, additional shares may vest in 2008.

        Effective April 1, 2006, the Company entered into a new five-year employment contract with Mr. Wood. This contract replaced an earlier three-year contract established in January 2004 when Mr. Wood joined Chemtura, that was terminated in advance of its scheduled January 2007 termination. As part of the 2006 contract, Mr. Wood's base salary was increased to $1,000,000 per year. The salary will remain unchanged for the first three years of the contract, unless the Committee determines that it is appropriate to adjust this salary level. Mr. Wood will have an annual bonus target of 100% of base salary. Mr. Wood will also be eligible for equity compensation and long-term incentives grant at least equal to other senior executives of Chemtura at the discretion of the Committee. Mr. Wood will also receive perquisites and benefits including: all typical employee benefits plans, programs, and arrangements generally available to other employees, 40 hours of personal use of Chemtura's aircraft and a perquisite allowance in the amount of $75,000 that may be used for personal expenses including, but not limited to, an automobile, club memberships and tax and financial planning services. Mr. Wood is responsible for taxes on the personal use of perquisite allowances.

Role of the Organization, Compensation and Governance Committee

        The Organization, Compensation and Governance Committee of the Board of Directors operates under a written charter adopted by the full Board. A copy of the charter is attached to this Proxy Statement as Appendix A and available on the

Company's website at www.chemtura.com. The primary responsibilities of the Committee are:

  •
  To make recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships;

  •
  To identify suitable candidates for Board membership, review their qualifications and propose a slate of directors for election by the stockholders at each annual meeting;

  •
  To make an annual assessment of the performance of the Board and review the Board's Corporate Governance Principles;

  •
  To recommend, with the advice of an outside compensation consultant, the compensation of directors, the Chief Executive Officer and other executive officers;

  •
  To advise the Board with respect to the selection and performance of the Chief Executive Officer;

  •
  To establish Company performance goals, base salary pay levels and target annual bonus awards, approve annual bonus payments and establish and approve long-term incentives for the executive officers of the Company; and

  •
  To assist the Board in planning for the orderly succession of the top management of the Company.

Resources for Advice and Counsel on Executive Compensation

        In its role in overseeing compensation policies and practices, the Committee consults with personnel serving human resources, finance, and legal functions within Chemtura and also retains the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company's compensation programs. Since 2004, the Committee has used the services of Towers Perrin as a resource to evaluate the compensation of the Company's executive officers.

Organization, Compensation and Governance Committee Report

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Chemtura Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Roger L. Headrick, Chairman Nigel D. T. Andrews James W. Crownover Edward P. Garden C. A. Piccolo

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee consists of four members of the Board that meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006, with management. The Audit Committee has also discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by audit standards of the Public Company Accounting Oversight Board (U.S.). In addition, the Audit Committee has received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP such auditing firm's independence. Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing such report with the Securities and Exchange Commission.

        The Audit Committee:

                      Bruce F. Wesson, Chairman
                      Robert A. Fox
                      Martin M. Hale
                      C. A. Piccolo

        The following information presents the aggregate fees for professional services related to the Company by KPMG LLP for fiscal years 2006 and 2005. Certain prior year amounts have been reclassified to conform to current presentation.

Audit Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit services for fiscal years 2006 and 2005 were $7.2 million and $7.7 million, respectively. Audit fees include fees for professional services associated with audits of the Company's annual consolidated financial statements included in its Forms 10-K, reviews of the Company's quarterly consolidated financial statements included in its Forms 10-Q, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

Audit-Related Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit-related services for fiscal years 2006 and 2005 were $0.1 million and $0.3 million, respectively. Audit-related fees consist primarily of fees for audit services related to business acquisitions and divestitures, consultation regarding the application of

Generally Accepted Accounting Principles and new regulatory pronouncements and other attest services.

Tax Fees

        The aggregate fees for professional services rendered by KPMG LLP for tax services for fiscal years 2006 and 2005 were $1.6 million and $0.5 million, respectively. Tax fees primarily include fees associated with tax compliance, state and local tax refunds, tax advisory services related to acquisitions and divestitures and domestic and international tax planning.

All Other Fees

        The aggregate fees for professional services rendered by KPMG LLP other than for services rendered under the categories Audit Fees, Audit-Related Fees and Tax Fees, for fiscal years 2006 and 2005, were $1.2 million and none, respectively. All Other Fees relate mainly to professional services rendered for acquisition due diligence.

        The Audit Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by providing such services.

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by KPMG LLP. Specifically, the Audit Committee has pre-approved the use of KPMG LLP for detailed, specific types of services, which include the following categories of non-audit services: acquisition and divestiture services; tax services; and consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements. In each case, the Audit Committee has set a specific limit on these services. Approval is further required for services in excess of these thresholds or to retain KPMG LLP for any additional services. All audit and non-audit services performed by KPMG LLP during fiscal 2006 and 2005 were pre-approved by the Audit Committee pursuant to the policies and procedures outlined above.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be deemed incorporated by reference into any such filings.

OFFICERS' AND DIRECTORS' COMPENSATION

        The following tables set forth information concerning compensation paid or to be paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers" or "NEOs") other than the Chief Executive Officer, for services to the Company in all capacities during 2006. The tables also provide amounts that the NEOs would receive in the event their employment with the Company terminates under various circumstances including a Change-in-Control of the Company. The tables include footnotes and other explanations that are important for the understanding of the compensation information provided in each table.

        The Summary Compensation Table below provides an outline of the key components of NEOs' compensation for 2006. Each of the tables that follow provide additional detail about the various types of NEO compensation, some of which are included in the Summary Compensation Table.

Summary Compensation Table

Name of Executive and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Stock Options ($)(1)	Non-Equity Incentive ($)(2)	Change in Value of Nonqualified Deferred Compensation ($)(3)	All Other Compensation($)	TOTAL
Robert L. Wood	2006	970,000	0	859,324	1,915,812	0	41,109	291,882	4,078,128
Chairman of the Board, President and CEO
Karen R. Osar	2006	433,860	0	268,782	441,096	0	23,699	110,291	1,277,728
Executive Vice President and Chief Financial Officer(4)
Marcus Meadows-Smith	2006	385,769	0	194,253	307,230	0	(5,839)	70,464	950,800
Executive Vice President, Plastic Additives and Consumer Products
Lynn A. Schefsky	2006	343,100	0	164,862	262,802	0	(7,212)	85,095	848,647
Senior Vice President and General Counsel
Gregory E. McDaniel	2006	316,562	0	177,925	265,237	0	(11,330)	84,901	833,295
Executive Vice President, Strategy, New Business Development & Technology

(1)
These are the amounts that the Company recognized as compensation expense in its financial statements for 2006 as determined under Statement of Financial Accounting Standards 123R ("FAS123R") for options and restricted stock granted in 2006 and certain prior years.

  The assumptions used in computing the Option Awards amounts are included in Note 16 to the Company's 2006 financial statements in the 2006 Annual Report to Stockholders and Form 10-K. For Stock Awards, the Company sets the value of a restricted stock grant (the number of shares granted times the fair market value of the Company's stock on the date of grant times the probability of vesting) and then recognizes this expense over the vesting term.

The amounts in these columns were not actually paid to any Named Executive Officer in 2006. The value of any restricted stock for which performance or time restrictions lapsed in 2006 is reported in the "Option Exercises and Stock Vested Table" below. A stock option has value only if the Company's stock price is higher than the original option exercise price at the time of grant and the executive chooses to "exercise" the stock option. None of the Named Executive Officers chose to exercise options in 2006 and therefore no gain for stock options exercised is reported in the "Option Exercises and Stock Vested Table" below.

(2)
In 2006, the Company did not achieve minimum threshold levels of performance required for funding of awards to the Named Executive Officers from the 2006 Management Incentive Plan. The 2006 Management Incentive Plan is detailed in the preceding Compensation Discussion and Analysis under the section "Cash Performance-Based Incentive Compensation."

(3)
These are amounts that were earned to the non-qualified Supplemental Savings Plan account of the Named Executive Officer during 2006.

(4)
Ms. Osar will retire from the Company, effective March 30, 2007.

All Other Compensation

Name of Executive	Company Contribution to Defined Contribution Plans ($)(1)	Club Memberships ($)(2)	Personal Use of Company Plane(3)	Company Car ($)	Company Paid Financial Planning Services	Tax Grossups and Reimbursements ($)	Value of Dividends or Earnings if not Factored into Award Fair Value ($)(4)	Total
Robert L. Wood	142,200	9,510	15,210	11,039	30,715	36,291	46,917	291,882
Karen R. Osar	54,566			15,544	14,660	19,685	5,836	110,291
Marcus Meadows-Smith	50,075			10,201		6,107	3,005	69,388
Lynn A. Schefsky	40,959			7,735	17,277	16,861	2,263	85,095
Gregory E. McDaniel	38,792			12,029	14,417	17,400	2,263	84,901

(1)
Company Contributions to Defined Contribution Plans are in the Chemtura Employee Savings Plan, a 401(k) qualified plan generally available to all of the Company's U.S. employees and the Supplemental Savings Plan, a non-qualified savings plan that is designed to provide a Company match similar to the Chemtura Employee Savings Plan, to income that is above the level currently permitted for participation in the 401(k) plan. The Company provides a 3% contribution on eligible compensation (base salary and bonus). In addition, the Company provides a 100% match on the first 6% of personal contributions to each of the plans.

For 2007, each of the Named Executive Officers will receive a perquisite allowance. These monies will be used to cover club membership, financial planning services, company cars and other expenses at the discretion of the executive. The allowance will not be grossed up for taxes. In the case of the CEO, the allowance will be $75,000 as discussed in the "Compensation of the Chief Executive Officer" section of the Compensation Discussion and Analysis. The other Named Executive Officers will receive an allowance of $32,000 per year. In addition to the perquisite allowance, each Named Executive Officer will continue to receive contributions to the Defined Contribution Plans and dividends on equity based awards. As per the terms of his employment contract, Mr. Wood will be eligible for forty hours personal usage per year on the Company plane.

(2)
The club membership for Mr. Wood is primarily for business use.

(3)
Mr. Wood's employment contract as discussed in the "Compensation of the Chief Executive Officer" section of the Compensation Discussion and Analysis indicates that he is entitled to forty hours of personal usage of the Company plane. The amount indicated reflects his 18 hours of usage for 2006.

(4)
Each of the restricted stock grants made to the Named Executive Officers earns dividends based on the target level of shares. The dividend shares will be vested to the executive at the same time as the underlying shares. In the event that the restricted stock does not vest, either because the executive terminates his / her employment or performance criteria are not met, then the resultant dividend shares will not vest.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($/Sh)
		OCG Committee Meeting Date(1)											Full Grant Date Fair Value ($)(5)
Name of Executive	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. L. Wood	3/6/2006		0	1,000,000	2,000,000	0	110,000	220,000	0	550,000	10.75	10.70	3,646,133
K. R. Osar	1/31/2006	1/23/2006	0	286,000	572,000				7,800	23,400	12.46	12.57	229,008
	3/6/2006					0	26,500	53,000		79,500	10.75	10.70	625,930
M. Meadows-Smith	1/31/2006	1/23/2006	0	243,750	487,500				5,800	17,400	12.46	12.57	170,288
	3/6/2006					0	15,000	30,000		45,000	10.75	10.70	354,300
L. A. Schefsky	1/31/2006	1/23/2006	0	192,500	385,000				6,400	19,200	12.46	12.57	187,904
	3/6/2006					0	13,300	26,600		40,000	10.75	10.70	314,622
G. E. McDaniel	1/31/2006	1/23/2006	0	192,000	384,000				8,800	26,400	12.46	12.57	258,368
	3/6/2006					0	8,300	16,600		25,000	10.75	10.70	196,522

(1)
On January 23, 2006, the Organization, Compensation and Governance Committee (the "Committee") approved Stock Option Grants and time-based Restricted Stock Grants to be made to Named Executive Officers (other than the Chief Executive Officer) in recognition of successful performance related to the merger between Crompton Corporation (the Company's predecessor name) and Great Lakes Chemical Corporation. The Committee set January 31, 2006 as the grant date for this equity. The stock option exercise price was set at 100% of the average of the high and low trading price for the Company's stock on the New York Stock Exchange on that date.

On March 6, 2006, the Committee approved Stock Option Grants and performance-based Restricted Stock Grants to Named Executive Officers (including the CEO) as part of the Company's annual compensation program. The stock option exercise price was set at 100% of the average of the high and low trading prices for the Company's stock on the New York Stock Exchange on that date. Mr. Wood's stock option grant was fixed by the Committee in recognition of his performance during the prior year as well as the Company's success in completing merger integration activities.

Additional details concerning the Committee's stock option and restricted stock grant practices are included in the "Long-Term Equity Incentive Compensation Program," the "Stock Option Program," and the "Restricted Stock Program" sections of the Compensation Discussion and Analysis.

(2)
No performance-based variable compensation was paid to Named Executive Officers for 2006 performance, as reflected in the "Summary Compensation Table" under the "Non-Equity Incentive Plan Compensation" column. The amounts shown above in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" indicates the range of potential 2006 payments that could have been made under the Company's 2006 Management Incentive Plan and the 2005 Short-Term Incentive Plan. There was no minimum amount payable, so the threshold amount in all cases is zero. Target amounts reflect the Named Executive Officers target level as a percent of the executive's base salary, assuming 100% achievement of the Company's financial goals. The maximum amount is consistent with the maximum payment that could be made under the 162(m) Plan. Additional information on performance based variable compensation is included in the "Cash Performance-Based Incentive Compensation" section of the Compensation Discussion and Analysis.

(3)
The actual number of shares that could be earned under the 2006-2008 Long-Term Incentive Plan is shown in this section. There is no minimum number of shares that is payable, so the threshold amount is zero in all cases. The target levels reflect the number of shares that would be awarded if, during 15 consecutive trading days, the Company's common stock closes at or above twice the closing price on the last trading day of 2005 ($25.40). There are interim milestones below this level that would provide the Named Executive Officers with a portion of this target at predetermined milestone levels. In addition, each Named Executive Officer could be granted as much as two times the target level in the event that the trading price for the Company's common stock closed at or above $32.00 per share for fifteen consecutive trading days. If the highest stock price level maintained during the 2006-2008 LTIP period for fifteen consecutive trading days is between $25.40 and $32.00, a prorated portion of additional shares based on the same level of accomplishment would be provided. Additional details concerning this program are provided in the "Restricted Stock Program" section in the Compensation Discussion and Analysis.

(4)
These stock options were granted with an exercise price equal to 100% of the average of the high and low trading price on the day of grant. This was the definition of "Fair Market Value" indicated in the Company's 1998 Stock Incentive Plan. At its February 2007 meeting, the Committee determined that the definition of Fair Market Value for future stock option grants would be the closing price on the day of grant.

(5)
This column shows the full grant date fair value of restricted stock and stock option grants made in January and March 2006 calculated in accordance with FAS123R. These amounts were neither paid to any Named Executive Officer nor recognized by the Company as compensation expense in 2006 under FAS123R. The full grant date fair value is the amount that the Company plans to expense in its financial statements over the award's vesting schedule. The recognized compensation expenses for 2006 are shown in the "Stock Awards" and "Stock Options" columns in the "Summary Compensation Table." Those compensation expense amounts include expenses for certain restricted stock and stock option awards granted prior to 2006.

Outstanding Equity at 2006 Fiscal Year-End

	Option Awards					Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert L. Wood	1/20/2004	500,000	0	7.6400	2/19/2014	1/20/2004	66,667	642,003
Robert L. Wood	1/20/2004						65,000	625,950	0	0
Robert L. Wood	2/23/2005	100,000	200,000	12.9200	3/22/2015	2/23/2005			100,000	963,000
Robert L. Wood	3/6/2006	0	330,000	10.7500	4/5/2016	3/6/2006			110,000	1,059,300
Robert L. Wood	3/6/2006	0	220,000	10.7500	4/5/2016
Karen R. Osar						5/3/2004	12,500	120,375
Karen R. Osar	11/23/2004	33,333	16,667	11.2400	12/22/2014	11/23/2004	16,500	158,895
Karen R. Osar	2/23/2005	16,666	33,333	12.9200	3/22/2015	2/23/2005			16,500	158,895
Karen R. Osar	1/31/2006	0	23,400	12.4600	2/29/2016	1/31/2006	7,800	75,114
Karen R. Osar	3/6/2006	0	79,500	10.7500	4/5/2016	3/6/2006			26,500	255,195
Marcus Meadows-Smith	10/19/1999	500	0	8.3438	10/19/2009
Marcus Meadows-Smith	10/31/2000	2,500	0	8.1563	10/31/2010
Marcus Meadows-Smith	10/23/2001	2,500	0	7.9200	11/22/2011
Marcus Meadows-Smith	10/22/2002	3,000	0	7.2500	11/21/2012
Marcus Meadows-Smith	10/20/2003	3,000	0	5.8500	11/19/2013
Marcus Meadows-Smith	11/23/2004	23,333	11,667	11.2400	12/22/2014	11/23/2004	13,500	130,005
Marcus Meadows-Smith	2/23/2005	15,000	30,000	12.9200	3/22/2015	2/23/2005			15,000	144,450
Marcus Meadows-Smith	1/31/2006	0	17,400	12.4600	2/29/2016	1/31/2006	5,800	55,854
Marcus Meadows-Smith	3/6/2006	0	45,000	10.7500	4/5/2016	3/6/2006			15,000	144,450
Lynn A. Schefsky	11/23/2004	16,667	8,333	11.2400	12/22/2014	11/23/2004	6,500	62,595
Lynn A. Schefsky	2/23/2005	11,333	22,667	12.9200	3/22/2015	2/23/2005			11,300	108,819
Lynn A. Schefsky	1/31/2006	0	19,200	12.4600	2/29/2016	1/31/2006	6,400	61,632
Lynn A. Schefsky	3/6/2006	0	40,000	10.7500	4/5/2016	3/6/2006			13,300	128,079
Gregory E. McDaniel	11/23/2004	23,333	11,667	11.2400	12/22/2014	11/23/2004	10,000	96,300
Gregory E. McDaniel	2/23/2005	11,333	22,667	12.9200	3/22/2015	2/23/2005			11,300	108,819
Gregory E. McDaniel	1/31/2006	0	26,400	12.4600	2/29/2016	1/31/2006	8,800	84,744
Gregory E. McDaniel	3/6/2006	0	25,000	10.7500	4/5/2016	3/6/2006			8,300	79,929

Option Awards Vesting Schedule

Grant Date	Vesting Schedule
10/19/1999	1/3 each year, beginning with the first anniversary
10/31/2000	1/3 each year, beginning with the first anniversary
10/23/2001	1/3 each year, beginning with the first anniversary
10/22/2002	1/3 each year, beginning with the first anniversary
10/20/2003	1/3 each year, beginning with the first anniversary
1/20/2004	All on first anniversary
1/20/2004	1/2 each year, beginning with the first anniversary
11/23/2004	1/3 each year, beginning with the first anniversary
2/23/2005	1/3 each year, beginning with the first anniversary
1/31/2006	1/3 each year, beginning with the first anniversary
3/6/2006	1/3 each year, beginning with the first anniversary

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule
1/20/2004	1/4 first anniversary; 1/4 second anniversary; and 1/2 third anniversary
1/20/2004	1/3 each year, beginning with the first anniversary
5/3/2004	1/4 first anniversary; 1/4 second anniversary; and 1/2 third anniversary
11/23/2004	1/2 fourth anniversary; and 1/2 fifth anniversary
2/23/2005	Per terms of 2005-2007 Long-Term Incentive Plan
1/31/2006	1/2 first anniversary; and 1/2 second anniversary
3/6/2006	Per terms of 2006-2008 Long-Term Incentive Plan

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. L. Wood	0	0	99,166	1,199,909
K. R. Osar	0	0	6,250	75,625
M. Meadows-Smith	0	0	0	0
L. A. Schefsky	0	0	0	0
G. E. McDaniel	0	0	0	0

        None of the named executives exercised stock options during 2006.

        Mr. Wood received 32,500 shares from his restricted stock grant, one-quarter of the 130,000 restricted shares he was granted from the 2004-2006 Long-Term Incentive Plan valued at $12.10 per share on January 20, 2006 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date); and 66,666 time-based restricted shares, one-third of the 200,000 restricted shares that he was granted on his first day of employment on January 20, 2004. These shares also vested on January 20, 2006 and were also valued at $12.10 per share.

        Ms. Osar received 6,250 shares from her restricted stock grant, one-quarter of the 25,000 restricted shares she was granted from the 2004-2006 Long-Term Incentive Plan valued at $12.10 per share on January 20, 2006 (the fair market value calculated as the average of the high and low trading price on that date).

Payouts Under Various Forms of Severance

        The tables below indicate the amount of compensation to be paid and benefits to be provided to the CEO and other Named Executive Officers as of December 31, 2006, in the event of termination of the executive's employment. The Chief Executive Officer is covered by an employment contract with the Company that was effective April 1, 2006. Details of the CEO's employment contract are provided in the "Compensation of Chief Executive Officer" section of the Compensation Discussion and Analysis.

        Each of the other Named Executive Officers is covered by the Chemtura Corporation Executive and Key Employee Severance Plan, which was effective as of January 1, 2006. Each of the Named Executive Officers is considered an Executive under this plan. The Plan defines termination treatment in the event of termination prior to a change-in-control and after a change-in-control. In the event of involuntary severance prior to a change-in-control, the executive would receive: severance pay equal to six months of base salary, continuation of medical, dental, and vision benefits following involuntary termination, outplacement services up to a maximum of $10,000 for up to one-year. Severance benefits payable under this plan would be paid in lump sum. Involuntary termination under this plan shall not occur if the executive's employment is terminated due to transfer within the Company, termination due to death, disability, or retirement or termination for cause or resignation.

        In the event of termination after a change-in-control, the executive would receive severance pay equal to two times his/her annual base salary plus the average of the annual bonuses paid to the participant in the three full fiscal years (or such full fiscal years that the participant was employed by the Company if he or she was not employed by the Company for three full fiscal years) ending immediately prior to the change-in-control. In addition, the executive would receive a prorata portion to the termination date of any annual bonus that the participant would be eligible to earn at the targeted performance level. Accrued but unused vacation would be paid. The executive would also receive welfare benefits coverage for up to two years, as well as moving and relocation expenses, and tax and financial planning services up to $15,000. The executive would also be eligible for outplacement services valued at up to $20,000. The Executive would also be eligible to purchase his or her Company provided vehicle at book value. All payments due the executive would be paid in lump sum as soon as administratively feasible following the effective date of any agreement. Upon a change-in-control, the participant would become fully vested in any stock options or other equity awards. In the event of a change-in-control resulting in excise tax, the Company would provide tax gross up for federal, state, local and excise tax on the change-of-control payments.

        Individuals who participate in the Chemtura Corporation Executive and Key Employee Severance Plan are subject to restrictive covenants including noncompetition for a period of one year following termination of employment for any reason, non-solicitation of the Company's employee's, clients, agents, consultants, contractors, suppliers, or any other person or entity to cease or reduce working for or doing business with Chemtura or any of its subsidiaries or affiliates. Chemtura may seek relief, including injunctive relief and recovery of paid amounts, in the event that participants do not complete their obligations under this plan.

        The table below, "Treatment of Equity Upon Termination" indicates the treatment of Chemtura stock options and restricted stock held by the Named Executive Officers under the different types of termination.

Treatment of Equity Upon Termination

        Equity grants made during 2006 may have specific vesting treatment based on a change in employment status. The vesting treatment is based upon the form of equity and the termination reason as outlined below for awards granted in 2006 and is specific to the Named Executive Officers.

Event	Restricted Stock	Performance-Based Restricted Stock	Stock Options
Voluntary Termination of Employment	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.
Termination of Employment for Cause	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	All awards are cancelled upon termination.
Inability of Named Executive Officer to Perform His/Her Duties	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.
Termination of Employment Without Cause	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.
Change-in-Control of Company	Unvested awards vest in full upon completion of change-in-control.	Unvested awards vest in full upon completion of change-in-control.	Unvested awards vest in full upon completion of change-in-control.
Death of the Named Executive Officer	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon death. Vested awards may be exercised until the earlier of one year from death or the expiration date of the stock option grant.

        The Committee has the authority to vary these terms when in their judgement to do so is in the best interests of the Company.

Voluntary Termination of Named Executive Officer

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	76,923	0	995,000	0	0	0	0	1,071,923
K. R. Osar	33,846	0	0	0	0	0	0	33,846
M. Meadows-Smith	32,692	0	27,082	0	0	0	0	59,774
L. A. Schefsky	26,923	0	0	0	0	0	0	26,923
G. E. McDaniel	24,615	0	0	0	0	0	0	24,615

(1)
Unused vacation days are paid upon termination. The most conservative scenario, with each NEO assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are: Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692; Mr. Schefsky $26,923; and Mr. McDaniel $24,615.

(2)
In the event that the Named Executive Officer voluntarily quits their employment with Chemtura, they would forego any eligibility for award under the 2006 Management Incentive Plan.

(3)
Equity valuations assume closing price of Chemtura stock on December 29, 2006 at $9.63 per share. Mr. Wood and Mr. Meadows-Smith are the only Named Executive Officers with vested stock options with an exercise price below $9.63. No other stock options would be eligible for exercise. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
In the event that the Named Executive Officer voluntarily quits their employment with Chemtura, they would forego eligibility for Company-paid Welfare Benefits.

Termination of Named Executive Officer for Cause

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	76,923	0	0	0	0	0	0	76,923
K. R. Osar	33,846	0	0	0	0	0	0	33,846
M. Meadows-Smith	32,692	0	0	0	0	0	0	32,692
L. A. Schefsky	26,923	0	0	0	0	0	0	26,923
G. E. McDaniel	24,615	0	0	0	0	0	0	24,615

(1)
Unused vacation days are paid upon termination of employment. The most conservative scenario, with each NEO assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are: Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692 Mr. Schefsky $26,923; and Mr. McDaniel $24,615.

(2)
In the event of termination for cause, the Named Executive Officers would not be eligible for any payment due under the 2006 Management Incentive Plan.

(3)
Upon termination of employment for cause, all vested and unvested stock options and restricted stock is cancelled as of the termination date. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
In the event of termination of employment for cause, the Named Executive Officers would not be eligible for any Company paid welfare benefits.

Inability of Named Executive Officer to Perform His/Her Duties

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	76,923	1,000,000	995,000	0	146,358	0	0	2,218,281
K. R. Osar	33,846	286,000	0	0	59,537	0	0	379,383
M. Meadows-Smith	32,692	276,250	27,082	0	0	0	0	336,024
L. A. Schefsky	26,923	210,000	0	0	25,086	0	0	262,009
G. E. McDaniel	24,615	192,000	0	0	31,895	0	0	248,510

(1)
Unused vacation days are paid upon termination of employment. The most conservative scenario, with each executive assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are: Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692; Mr. Schefsky $26,923; and Mr. McDaniel $24,615.

(2)
In the event of Inability to Perform, the Named Executive Officer would be eligible for a prorated 2006 Management Incentive Plan payment based on time in position. The amounts shown are for a full year payment at target assuming that the executive terminated on the last day of the year.

(3)
Equity valuations assume closing price of Chemtura stock on December 29, 2006 at $9.63 per share. Mr. Wood and Mr. Meadows-Smith are the only Named Executive Officers with vested stock options with an exercise price below $9.63. No other stock options would be eligible for exercise. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
Welfare benefits in the event of termination for Inability to Perform are unvested Company contributions to the Qualified 401(k) plan, which is generally available to all U.S. employees, and the unvested Company contribution to the non-Qualified Supplemental Savings Plan available only to designated employees. Benefits indicated in this column are early vesting of Company matches to the Supplemental Savings Plan and 401(k) plan that vest in 25% increments on service anniversaries over the employee's first four years of employment. Each of the Named Executive Officers other than Mr. Meadows-Smith had less than four years service with the Company as of December 31, 2006.

Termination of Named Executive Officer Without Cause

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	2,076,923	2,000,000	995,000	0	31,746	0	0	5,103,669
K. R. Osar	253,846	286,000	0	0	7,463	0	10,000	557,309
M. Meadows-Smith	245,192	276,250	27,082	0	6,111	0	10,000	564,635
L. A. Schefsky	201,923	210,000	0	0	5,325	0	10,000	427,248
G. E. McDaniel	184,615	192,000	0	0	7,425	0	10,000	394,040

From time to time, Chemtura may negotiate different severance levels when it serves the best interests of the Company and its shareholders. The amounts provided are an estimate.

(1)
Cash for Mr. Wood includes two years base salary plus unused vacation time for the year of termination as described in the "Compensation of the Chief Executive Officer" section of the Compensation Discussion and Analysis. Each of the other Named Executive Officers participated in the Chemtura Corporation Executive and Key Employee Severance plan which provides that in the event of termination of employment without cause that six months salary would be payable as severance.

  The salary portion of severance amounts are: Mr. Wood $2,000,000; Ms. Osar $220,000; Mr. Meadows-Smith $212,500; Mr. Schefsky $175,000; and Mr. McDaniel $160,000. Unused vacation days are paid upon termination of employment. The most conservative scenario, with each executive assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692; Mr. Schefsky $26,923; and Mr. McDaniel $24,615.

(2)
Prorata Bonus for Mr. Wood includes two years bonus at target as described in the "Compensation of the Chief Executive Officer" section of the Compensation Discussion and Analysis. Each of the other Named Executive Officers participates in the Chemtura Corporation Executive and Key Employee Severance plan which does not provide for prorata bonus. The 2006 Management Incentive Plan provides that participants may receive prorated bonus payments for their time in position. The amounts indicated for the Named Executive Officers other than Mr. Wood are target amounts assuming a full years service, with termination of employment assumed on the last day of the year.

(3)
Equity valuations assume closing price of Chemtura stock on December 29, 2006 at $9.63 per share. Mr. Wood and Mr. Meadows-Smith are the only Named Executive Officers with vested stock options with an exercise price below $9.63. No other stock options would be eligible for exercise. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
Welfare Benefits for Mr. Wood in the event of termination of employment without cause are described in the "Compensation of Chief Exective Officer" section of the Compensation Discussion and Analysis. In the event of a termination of employment not for cause, Mr. Wood would receive Company-paid medical insurance for himself and his family, dental insurance for himself and his family, vision insurance for himself and his family and life insurance coverage for himself and his family, all for a period of two years.

        Each of the other Named Executive Officers, except for Ms. Osar, participates in the Chemtura Corporation Executive and Key Employee Severance plan which provides that in the event of termination without cause prior to a change-in-control that the Company continue and pay for medical, dental and vision benefits for the six month period following involuntary termination.

Change-in-Control of the Company

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	5,077,623	1,000,000	995,000	3,290,253	123,153	3,559,986	25,000	14,071,015
K. R. Osar	1,313,846	286,000	0	768,474	83,853	822,430	20,000	3,294,603
M. Meadows-Smith	1,088,317	276,250	27,082	474,759	78,444	720,283	20,000	2,685,135
L. A. Schefsky	915,623	210,000	0	361,125	75,300	555,137	20,000	2,137,185
G. E. McDaniel	879,065	192,000	0	369,792	83,699	515,548	20,000	2,060,104

(1)
In the event of a termination following a change-in-control, Mr. Wood would receive a severance payment in an amount calculated at three times his then current base salary plus three times the average annual bonuses during the three last full fiscal years he was employed by Chemtura. Each of the Named Executive Officers would be entitled to a severance payment in an amount calculated at two times his/her then current base salary plus two times the average annual bonuses during the three last full fiscal years he/she was employed by Chemtura. In addition, any unused vacation days are paid upon termination. The most conservative scenario, with each executive assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are: Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692; Mr. Schefsky $26,923; and Mr. McDaniel $24,615. Ms. Osar is covered by a separate change-in-control agreement which is similar in most respects to the agreements with the other Named Executive Officers, but provides a bonus that entitles her to twice the highest bonus paid to her in any of the three full fiscal years ending immediately prior to her termination after a change-in-control.

(2)
Each of the Named Executive Officers would receive a target level payment for annual bonus prorated for the number of days in the year served until termination. A full-year bonus at target is shown based on the assumption that termination would occur on the last day of the year.

(3)
Equity valuations assume closing price of Chemtura stock on December 29, 2006 at $9.63 per share. Mr. Wood and Mr. Meadows-Smith are the only Named Executive Officers with vested stock options with an exercise price below $9.63. No other stock options would be eligible for exercise. Restrictions on all restricted stock held by Named Executive Officers would end upon a change-in-control. The value of shares that would vest upon a change-in-control are indicated at the share value of $9.63, the closing price of a share of Chemtura stock on the last trading day of 2006. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
Welfare benefits in the event of a change-in-control include post-employment medical insurance, dental insurance, vision insurance, life insurance, disability insurance and perquisites during the severance period.

Death of Named Executive Officer

Name of Executive	Cash ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Grossup ($)	Outplacement ($)	Total ($)
R. L. Wood	76,923	1,000,000	995,000	0	146,358	0	0	2,218,281
K. R. Osar	33,846	286,000	0	0	59,537	0	0	379,383
M. Meadows-Smith	32,692	276,250	27,082	0	0	0	0	336,024
L. A. Schefsky	26,923	210,000	0	0	25,086	0	0	262,009
G. E. McDaniel	24,615	192,000	0	0	31,895	0	0	248,510

(1)
Unused vacation days are paid upon death of the NEO. The most conservative scenario, with each executive assumed to have 20 days of untaken vacation pay is included in cash compensation. These amounts are: Mr. Wood $76,923; Ms. Osar $33,846; Mr. Meadows-Smith $32,692; Mr. Schefsky $26,923; and Mr. McDaniel $24,615.

(2)
Prorata bonus calculations assume death of Named Executive Officer on the last day of the year. Amounts shown are at the target level of payment.

(3)
Equity valuations assume closing price of Chemtura stock on December 29, 2006 at $9.63 per share. Mr. Wood and Mr. Meadows-Smith are the only Named Executive Officers with vested stock options with an exercise price below $9.63. No other stock options would be eligible for exercise. Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)
Welfare benefits in the event of death are unvested Company contribution to the Qualified 401(k) plan which is generally available to all US employees, and the unvested Company contribution to the non-Qualified Supplemental Savings Plan available only to designated employees. Benefits indicated in this column are early vesting of Company matches to the Supplemental Savings Plan and 401(k) plan that vest in 25% increments on service anniversaries over the employee's first four years of employment. Each of the Named Executive Officers other than Mr. Meadows-Smith had less than four years service with the Company as of December 31, 2006.

Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)	Total ($)
Nigel D. T. Andrews	69,000	59,128	0	0	0	0	128,128
James W. Crownover	67,000	59,128	0	0	0	0	126,128
Robert A. Fox	72,000	59,128	0	0	0	0	131,128
Martin M. Hale	72,000	59,128	0	0	0	0	131,128
Roger L. Headrick	100,000	59,128	0	0	0	0	159,128
Leo I. Higdon, Jr.	56,250	52,712	0	0	0	0	108,962
Mack G. Nichols	75,000	59,128	0	0	0	0	134,128
C. A. (Lance) Piccolo	97,000	59,128	0	0	0	0	156,128
Jay D. Proops	72,000	59,128	0	0	0	0	131,128
Bruce F. Wesson	90,000	59,128	0	0	0	0	149,128

(1)
Detail of Fees Earned or Paid in Cash:

Mr. Andrews: Retainer $67,000 plus Finance and Pension Committee Chairmanship $2,000 (one-quarter of the year)

Mr. Crownover: Retainer $67,000

Mr. Fox: Retainer $67,000 plus Audit Committee service $5,000

Mr. Hale: Retainer $67,000 plus Audit Committee service $5,000

Mr. Headrick: Retainer $67,000 plus Organization Compensation Governance Committee Chairmanship $8,000 plus co-lead director $25,000

Mr. Higdon: Retainer $50,250 (three-quarters of the year) plus Finance and Pension Committee Chairmanship $6,000 (three-quarters of the year)

Mr. Nichols: Retainer $67,000 plus Health and Safety Chairmanship $8,000

Mr. Piccolo: Retainer $67,000 plus Audit Committee service $5,000 plus co-lead director $25,000

Mr. Proops: Retainer $67,000 plus Audit Committee service $5,000

Mr. Wesson: Retainer $67,000 plus Audit Committee Chairmanship $18,000 plus Audit Committee service $5,000

(2)
Each director receives an annual stock grant of restricted stock units with a value at the date of grant of $75,000 to be settled upon such director's termination of service on the Board of Directors. Each director received a grant of 6,140 restricted stock units, calculated at the fair market value per share of $12.22 on the grant date of January 24, 2006. The fair market value per share of $12.22 was set at the average of the high and low trading price of a share of the Company's common stock on the grant date. The grant date was the date of the first Board of Directors meeting of the year. The value shown in the table reflects the share value at the December 29, 2006 closing price of $9.63, except in the case of Mr. Higdon where the value shown in the table reflects the share value of 6,140 shares at July 20, 2006, his termination date. These shares earn quarterly dividends.

(3)
The Company does not provide pensions for directors. Balances in the Director's Deferred Compensation accounts declined in 2006. For directors with participant accounts, the amount of the decline in each account was as follows:

Mr. Fox: ($87,953)

Mr. Headrick: (94,654)

Mr. Higdon: ($108,601)

Mr. Piccolo: ($70,581)

Mr. Wesson: ($122,703)

        At December 31, 2006, the non-management directors had the following outstanding stock option awards, all of which are fully vested: Mr. Andrews, 31,677 shares; Mr. Crownover, 31,677 shares; Mr. Fox, 66,138 shares; Mr. Hale, 36,123 shares; Mr. Headrick, 66,138 shares; Mr. Higdon, Jr., 66,138 shares; Mr. Nichols, 36,123 shares; Mr. Piccolo, 74,367 shares; Mr. Proops, 36,123 shares; and Mr Wesson, 73,593 shares. The Company ceased granting stock options to directors in 2004.

        Mr. Higdon resigned from the Board of Directors, effective July 20, 2006. Upon termination from the Board, he received 12,385 shares (including dividend shares from his restricted stock unit account) valued at $106,325 ($8.585 per share, the fair market value) on his termination date plus 25,959 shares valued at $205,954, inclusive of a cash balance of $2,825 from his Director Deferred Compensation Account. He also received 2,727 shares from a discontinued Crompton & Knowles stock deferral account valued at $23,711.

        Mr. Proops retired from the Board, effective December 31, 2006. Upon termination from the Board he received 8,529 shares (including dividend shares) valued at $97,572 ($11.44 per share based on the fair market value on the payout date of February 23, 2007).

        On an annual basis, the Committee requests that its compensation consultant, Towers Perrin review the level and composition of Board of Director compensation. Towers Perrin compares the value of total compensation provided to the directors against its database of director compensation practices and the compensation paid to the directors of companies in the Compensation Practices Comparator Group. Towers Perrin determined that the Company's compensation to directors was significantly below the median level and recommended several increases to compensation. Based on Towers Perrin's analysis, the annual cash retainer was increased from $57,000 to $67,000, the stock retainer was increased from $65,000 to $75,000 and the committee chairman fee was increased from $5,000 to $8,000, except the fee paid to the chairman of the Audit Committee was increased from $15,000 to $18,000. The Company does not make any separate payment to the directors in the form of meeting fees.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and stockholders who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and stockholders who own more than ten percent of such of the Company's securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 2006, all filings required of its officers, directors and covered stockholders were made in compliance with applicable SEC regulations.

COMMUNICATIONS WITH THE BOARD
OF DIRECTORS

        Stockholders, employees and other interested parties may communicate with the Company's Board of Directors, independent co-lead directors or any member of the Board, in the following manner:

        By telephone at any time, confidentially or anonymously, toll-free, by calling 1-800-729-1514 from inside the United States or Canada, or outside the area by calling 1-704-501-2359 (collect).

        By writing, confidentially or anonymously, to the Chemtura Corporation Board of Directors, c/o CCI, P.O. Box 461915, Charlotte, NC 28256.

        For further information concerning communication with members of the Company's Board of Directors, please refer to the Company's website at www.chemtura.com.

MAILINGS TO STOCKHOLDERS

        The Company has adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, a single set of annual reports and proxy statements may be sent to a single address if two or more stockholders share that address, unless the Company has received a request from one or more of such stockholders to the contrary. This procedure reduces the Company's mailing and printing expenses.

        Upon request, the Company will promptly send a separate Annual Report for 2006 or this Proxy Statement to any stockholder residing at such a shared address. Requests may be made by calling Investor Relations at (203) 573-2163 or by writing to Investor Relations, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749 USA. If any registered stockholder residing at a shared address wishes to receive a separate annual report or proxy statement in the future, or if any registered stockholder receiving multiple copies of the Company's annual report and proxy statement desires householding, the stockholder may contact Investor Relations at Chemtura Corporation in the manner described above. Stockholders owning shares through a bank, broker or other nominee should contact the nominee concerning householding procedures.

AVAILABLE INFORMATION

        The Company's internet website address is www.chemtura.com. The Company's Corporate Governance Principles, Code of Business Conduct and charters for its Audit Committee and its Organization, Compensation and Governance Committee are available on the Company's website and will be available, free of charge, to any stockholder who requests them from the Corporate Secretary at Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749 USA.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the Annual Meeting of Stockholders.

        The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted for the election as directors of the three nominees for directorships named herein.

        If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Company and its stockholders.

By Order of the Board of Directors,

Barry J. Shainman Secretary
Dated: March 30, 2007

Appendix A

Chemtura Corporation

Charter of the Organization, Compensation and Governance Committee of the
Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office, the members, not fewer than three in number, of the Organization, Compensation and Governance Committee. All members of the committee shall be Independent Directors, as that term is defined in the corporation's Corporate Governance Principles.
Functions And Authority:	The functions and authority of the Organization, Compensation and Governance Committee include:
•
annually evaluating the effectiveness of the Board, including receiving comments from all directors regarding the Board's performance, reviewing the definition of independence in the Corporate Governance Principles and ensuring compliance with the corporation's policies on independence, and reporting to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year;
	•	annually reviewing the Corporate Governance Principles and recommending to the Board, where appropriate, modifications or additions thereto;
•
advising the Board with respect to the organization, size and composition of the Board and Board committees, including the appointment and removal of independent directors as members and chairmen of committees;
	•	identifying and screening candidates who fulfill the criteria set forth in the Corporate Governance Principles for membership on the Board utilizing, where appropriate, outside search firms;
	•	annually reviewing with the CEO the qualifications for Board membership in the context of the current Board membership;
	•	annually recommending to the Board a slate of candidates for election by the shareholders to the Board;
	•	obtaining, as appropriate, the services of a consulting firm to assist in the evaluation of director, chief executive or senior executive compensation, with the sole right to approve such firm's fee and other retention terms;
•
obtaining, as appropriate, the services of a search firm, which will work for the Board with the cooperation of management, to identify director candidates, with the sole right to approve such firm's fee and other retention terms;
•	advising the Board with respect to the selection of the CEO and obtaining, as appropriate, the services of a search firm to identify CEO candidates when necessary;
•	annually reviewing succession plans with the CEO and the Board;
•	monitoring the corporation's compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding 401(k) plans and with all other applicable laws affecting employee compensation and benefits;
•	overseeing the corporation's compliance with the requirement of the New York Stock Exchange rules that shareholders approve equity compensation plans, with permitted exceptions;
•
reviewing and approving corporate goals and objectives relevant to the CEO's compensation, annually evaluating the CEO's performance in light of those goals and objectives, and setting the CEO's compensation level based on this evaluation;
•	approving the level of compensation for senior executive officers named in the corporation's proxy statement;
•	reviewing and approving bonus and deferred compensation plans, incentive arrangements and equity ownership guidelines for executive officers;
•	reviewing, approving and monitoring the Chemtura Corporation long-term incentive plans;
•	receiving periodic reports on the corporation's compensation programs as they affect all employees;
•
reviewing and approving (a) any employment agreements and severance arrangements; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits;
•	annually reviewing the compensation of the Board and executives of the corporation in conjunction, where appropriate, with outside experts and reporting to the Board on the results of the review;

	•	producing an annual report on executive compensation for inclusion in the corporation's proxy statement, in accordance with applicable rules and regulations;
	•	obtaining, as appropriate, the services of internal or external legal, accounting or other advisors;
•
annually reviewing the structure and operations of the committee (including authority to delegate to subcommittees), committee member qualifications, and the process for appointing and removing committee members;
	•	annually reviewing this charter and recommending to the Board, where appropriate, modifications or additions hereto;
	•	performing an annual evaluation of the performance of the committee in fulfilling the functions set forth in its charter; and
	•	regularly reporting to the Board on the activities of the committee.
Meetings:	The Organization, Compensation and Governance Committee shall meet at least three times each year.

Appendix B

Chemtura Corporation

Charter of The Audit Committee of The Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office and on the recommendation of the Organization, Compensation and Governance Committee, the members, not fewer than three in number, of the Audit Committee. The Board shall designate one member to serve as chairman of the committee. Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission. A director who holds 20% or more of the corporation's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot serve as chairman, or be a voting member of, the Audit Committee.
Functions And Authority:
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the corporation's internal audit function and independent auditors, and (4) the compliance by the corporation with legal and regulatory requirements.
The functions and authority of the Audit Committee include:
•
Meeting periodically with the corporation's independent auditor to review the scope of the annual audit, policies relating to internal accounting and auditing procedures and controls, and the completed annual audit including any significant comments or recommendations of the auditor together with the responses of management
•
Meeting periodically with management to address the corporation's policies with respect to risk assessment and risk management and major financial risk exposures and the steps management has taken to monitor and control such exposures
	•	Reviewing with the corporation's general counsel at least annually legal and regulatory matters that may have a material impact on the financial statements, the corporation's compliance policies and any significant reports or inquiries received from regulators or governmental agencies
•
Meeting periodically with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions to discuss any matters they believe should be brought to the attention of the committee (including resolving any disagreements between management and the independent auditor regarding financial reporting)
•
Exercising general oversight with respect to the adequacy and effectiveness of the corporation's internal administrative, business process and accounting controls including reviewing disclosures made to the Audit Committee by the corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation's internal controls
•
Discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the corporation's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements and, if so determined by the committee, recommending to the Board that the audited financial statements be included in the annual report on Form 10-K
•
Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the corporation's financial statements, including any significant changes in the corporation's selection or application of accounting principles, any major issues as to the adequacy of the corporation's internal controls and any special steps adopted in light of material control deficiencies
•	Reviewing and discussing quarterly reports from the independent auditors on:
(a) All critical accounting policies and practices to be used
(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor
(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences
•	Discussing earnings press releases, including the use of pro forma or adjusted GAAP information, and financial information and earnings guidance provided to analysts and rating agencies
•	Discussing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the corporation's financial statements
•	Setting hiring policies regarding employees or former employees of the independent auditor
•	Obtaining, as appropriate, advice and assistance from outside legal, accounting or other advisors
•	Preparing annually a report to the shareholders, as required by the Securities and Exchange Commission, to be included in the corporation's proxy statement
•
Obtaining and reviewing at least annually, a report by the independent auditor describing the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the corporation
•
Evaluating together with the Board the performance of the independent auditor and the lead partner of the independent audit team and, if so determined by the Audit Committee, replacing the independent auditor
•
Ensuring the rotation of the audit partners as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis
•	Meeting, with the independent auditor prior to the audit to discuss the planning and staffing of the audit

•	Reviewing the appointment and replacement of the senior internal auditing executive
•	Reviewing the significant reports to management prepared by the internal auditing department and management's responses
•	Discussing with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit
•
Selecting each year after discussion with the board (subject, if applicable, to shareholder ratification) the corporation's independent auditor, which firm is ultimately accountable to, and reports directly to, the Audit Committee
•
Approving all audit and non-audit services in advance as required by law and approving all fees paid to the auditor for both audit and non-audit services, giving consideration to the possible effect that providing such non-audit services could have on the auditor's independence
•
Receiving periodic reports from the independent auditor regarding the independent auditor's qualifications and independence, discussing such reports with the independent auditor, and if so determined by the Audit Committee, recommending that the Board take appropriate action to satisfy itself of the qualifications and independence of the independent auditor
•	Discussing with the independent auditor those matters required to be communicated to audit committees by Statement of Auditing Standards (SAS) No. 61
•	Obtaining from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated
•
Reviewing significant programs maintained by the corporation with respect to compliance with law and exercising oversight of the activities of the Office of Global Ethics and Compliance as well as the Corporate Compliance Committee
•	Establishing procedures for handling complaints about accounting and auditing matters
•	Regularly reporting to the Board concerning the activities of the committee
•	Reviewing at least annually the corporation's Code of Business Conduct and Ethics

	•	Performing an annual evaluation of the performance of the Audit Committee
	•	Reviewing this charter on an annual basis and recommending to the Board appropriate modifications or additions hereto

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Finally, it is not the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the corporation's policies and code of conduct.
Meetings:
The Audit Committee meets four times each year in January, March, July and October and, as necessary, at other times during the year. In addition, in each quarter in which the corporation files or releases quarterly financial statements, the chairman of the Audit Committee will meet by telephone or in person with management and the independent auditor prior to such filing or release to determine whether there have been any significant changes in the corporation's accounting principles and whether there are any items required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61. Based upon the outcome of this meeting, the chairman will determine whether or not to convene a meeting of the Audit Committee prior to the filing or release of the quarterly financial statements.

CHEMTURA CORPORATION	Please Mark Here forAddress Change or Comments
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. Election of Directors

01 Martin M. Hale, 02 C.A. (Lance) Piccolo and 03 Bruce F. Wesson to
serve as directors for term expiring in 2008.

FOR ALL NOMINEES                WITHHOLD AUTHORITY

 with exceptions noted                        FOR ALL NOMINEES

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature	Signature	Date

NOTE: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cem	OO	1-866-540-5760	OO
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at www.chemtura.com

CHEMTURA CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting on April 25, 2007, at Sheraton Stamford Hotel,
2701 Summer Street, Stamford, Connecticut, 11:15 A.M.

The undersigned appoints ROBERT L. WOOD, LYNN A. SCHEFSKY and BARRY J. SHAINMAN or each of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Chemtura Corporation that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Wednesday, April 25, 2007 at 11:15 a.m. and any adjournments thereof, with all powers the undersigned would have if present, upon the proposal set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement thereof, receipt of which is acknowledged.

This Proxy will be voted as directed, or where no direction is given, will be voted “FOR” Proposal No. 1. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

QuickLinks

COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE AUDIT COMMITTEE
Summary Compensation Table
All Other Compensation
Grants of Plan-Based Awards
Outstanding Equity at 2006 Fiscal Year-End
Option Awards Vesting Schedule
Stock Awards Vesting Schedule
Option Exercises and Stock Vested Table
Director Compensation